Exhibit 99.1

PRESS RELEASE

January 15, 2025

Constellium to Voluntarily Transition to Reporting in U.S. Dollars Under U.S. GAAP; Will Begin Filing Annual Reports on Form 10-K

Paris – Constellium SE (NYSE: CSTM) ("Constellium" or the "Company") announced today that, while it remains a foreign private issuer under applicable rules, it intends to voluntarily file its SEC reports on U.S. domestic issuer forms. As a result, beginning in 2025, Constellium will voluntarily file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. In addition, Constellium expects to voluntarily file the proxy statement for its 2025 annual general meeting with the SEC and provide certain disclosures in accordance with the requirements of Schedule 14A under the Exchange Act (utilizing Form 8-K).

Jean-Marc Germain, Constellium’s Chief Executive Officer said, “I am very excited to make this announcement today, as I believe it marks a pivotal moment for the Company. By voluntarily filing certain SEC reports on U.S. domestic issuer forms, Constellium will enhance the comparability of our public results and performances with other U.S. domestic filers, expand our strategic flexibility and improve our eligibility for inclusion in certain stock indices, among other potential benefits. We expect that this important transition for the Company will contribute to unlocking future shareholder value.”

The Company’s upcoming SEC filings will provide for the first time its financial statements in U.S. Dollars and in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”), beginning with its fourth quarter and full year 2024 results. Previously, the Company provided its financial statements in Euros under International Financial Reporting Standards (“IFRS”). When they are available, the Company will provide certain restated historical figures in U.S. Dollars under U.S. GAAP for the full year 2022 and 2023 periods, as well as for the first three quarters of 2024.

Media Contacts

Investor Relations	Communications
Jason Hershiser	Delphine Dahan-Kocher
Phone: +1 443 988-0600	Phone: +1 443 420 7860
investor-relations@constellium.com	delphine.dahan-kocher@constellium.com
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Key areas of impact from transitioning filings to U.S. Dollars under U.S. GAAP

Due to the transition from IFRS to U.S. GAAP, there will be certain expected changes to published results. To help the investor community understand them, the Company is providing below additional descriptions of key expected changes. Also, please refer to page 5 for a preliminary assessment of the impacts on selected items for the full year 2023 period, which are unaudited and subject to change.

FX translation as a result of change in reporting currency
Full year 2022 and 2023 results, as well as first, second and third quarter 2024 results, will be translated into U.S. Dollars from Euros once the restatements become available. All future SEC filings and financial statements, including the fourth quarter and full year 2024 results, will be reported in U.S. Dollars.

Operating leases
Income statement impact – Under IFRS, operating lease expense is separated into lease amortization and lease interest expense, whereas under U.S. GAAP it is classified as an item within cost of sales and selling and administrative expenses.

Balance sheet impact – Under IFRS, operating lease liabilities are included in borrowings, whereas under U.S. GAAP they are classified to trade payables and other.

Statement of cash flows impact – Under IFRS, all lease payments are captured under net cash flows from financing activities, whereas under U.S. GAAP operating lease payments are captured in net cash flows from operating activities.

Factoring
Income statement impact – Under IFRS, factoring fees are captured in finance costs – net, whereas under U.S. GAAP they are classified as an item in selling and administrative expenses.

Statement of cash flows impact – Under IFRS, changes in factoring balances are captured in net cash flows from operating activities. For the periods prior to fiscal year 2025, certain portions of the factoring balances were held back by our third-party providers during factoring. For results in those periods, under U.S. GAAP the holdback portions of the factoring balances when released would be classified as a separate line item (collection of deferred purchase price receivables) in net cash flows from investing activities, and the remaining portions would continue to be reflected in net cash flows from operating activities. For the periods prior to fiscal year 2025 and excluding any potential impacts from other adjustments such as operating leases, the sum of Free Cash Flow and collection of deferred purchase price receivables under U.S. GAAP would equal Free Cash Flow under IFRS translated to U.S. Dollars.

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Goodwill impairment
Income statement impact – Under IFRS, PP&E at Muscle Shoals has been impaired, whereas under U.S. GAAP goodwill would be impaired (and impairment of PP&E at Muscle Shoals would be reversed).

Balance sheet impact – The reversal of PP&E impairment at Muscle Shoals and goodwill impairment are expected to result in a net reduction of total assets and total equity.

Pension and other long-term benefits
Income statement impact – Under IFRS, past service costs are fully recognized in other gains and losses, whereas under U.S. GAAP they are amortized over the remaining service period of the employees concerned. In addition, under IFRS the discount rates used for liabilities and assets are the same, whereas under U.S. GAAP they are different. Other areas of change include reclassification of plan asset administrative expenses and actuarial gains and losses.

Balance sheet impact – Under IFRS, recognition of past service costs are captured in retained earnings, whereas under U.S. GAAP they are reclassified to accumulated other comprehensive income, with total equity unchanged. Pension and other long-term benefit obligations remain unchanged between IFRS and U.S. GAAP.

Cumulative translation adjustment and other items
All financial statements will include various reclassifications for cumulative translation adjustment related to the sale of the German Extrusion Business in 2023 and any other items considered.

Forward-looking statements

Certain statements contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This press release may contain “forward-looking statements” with respect to our business, results of operations and financial condition, and our expectations or beliefs concerning future events and conditions. You can identify forward-looking statements because they contain words such as, but not limited to, “believes,” “expects,” “may,” “should,” “approximately,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” likely,” “will,” “would,” “could” and similar expressions (or the negative of these terminologies or expressions). All forward-looking statements involve risks and uncertainties. Many risks and uncertainties are inherent in our industry and markets, while others are more specific to our business and operations. These risks and uncertainties include, but are not limited to: market competition; economic downturn or industry specific conditions including the impacts of tax and tariff programs, inflation, foreign currency exchange, and industry consolidation; disruption to business operations; natural disasters including severe flooding and other weather-related events; the Russian war on Ukraine and other geopolitical tensions; the inability to meet customer demand and quality requirements; the loss of key customers, suppliers or other business relationships; supply disruptions; excessive inflation; the capacity and effectiveness of our hedging policy activities; the loss of key employees; levels of indebtedness which could limit our operating flexibility and opportunities; and other risk factors set forth under the heading “Risk Factors” in our Annual Report on Form 20-F (and in future filings under Form 10-K), and as described from time to time in subsequent reports filed with the U.S. Securities and Exchange Commission. The occurrence of the events described and the achievement of the expected results depend on many events, some or all of which are not predictable or within our control. Consequently, actual results may differ materially from the forward-looking statements contained in this press release. We undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law.

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About Constellium

Constellium (NYSE: CSTM) is a global sector leader that develops innovative, value-added aluminium products for a broad scope of markets and applications, including aerospace, automotive and packaging. Constellium generated $7.8 billion of revenue in 2023.
www.constellium.com

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PRELIMINARY IFRS TO U.S. GAAP – 2023 SELECTED ITEMS

	Fiscal Year Ended December 31, 2023
Preliminary and Illustrative	Audited, in€ millions	Unaudited, in $ millions
Constellium (consolidated, except Adjusted EBITDA by segment)	IFRS	FX Translation[1]	Leases[2]	Factoring	lmpairment[3]	Pensions	CTA[4]	US GAAP
Income Statement
Revenue	€7,239	587	-	-	-	-	-	$7,826
Net income / (loss) for the period	129	11	1	-	(21)	21	10	151
Adjusted EBITDA [5]	713	58	(27)	(24)	-	2	-	722
P&ARP	283							280
A&T	324							348
AS& I	133							125
Holdings and Corporate	(27)							(31)

Balance Sheet
Cash and cash equivalents	€202	21	-	-	-	-	-	$223
Borrowings	1,868	196	(135)	-	-	-	-	1,929

Statement of Cash Flows
Net cash flows from operating activities	€506	42	(19)	(97)	-	-	-	$432
Purchases of property, plant and equipment	(337)	(28)	(1)	-	-	-	-	(366)
Property, plant and equipment grants received	1	-	-	-	-	-	-	1
Free Cash Flow	€170	14	(20)	(97)	-	-	-	$67
Collection of deferred purchase price receivable	-	-	-	97	-	-	-	97
Free Cash Flow including Collection of deferred purchase price receivable	€170	14	(20)	-	-	-	-	$164
Note: All figures besides IFRS financials are unaudited, preliminary, for illustrative purposes and subject to change.
1	Assumes an average €/$ FX rate of 1.08 and a closing €/$ FX rate of 1.10.
2	Represents estimated impact for operating leases.
3	Represents estimated impact for impairment of goodwill and reversal of PP&E impairment at Muscle Shoals.
4	Represents estimated cumulative translation adjustment impact for the sale of German Extrusion Business in 2023.
5	Represents prior definition used before revision of the definition, as per announcement on February 21, 2024.

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